UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    April 23, 2007

POKERTEK, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-51572	61-1455265

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Crews Road, Suite J Matthews, North Carolina	28106

(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2007, PokerTek, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of April 23, 2007, by and among the Company, Magnetar Capital Master Fund, Ltd., Janus Venture Fund (a series of Janus Investment Fund), Janus US Venture Fund (a series of Janus Capital Funds Plc), Small Cap Growth Portfolio (a series of Ohio National Fund Inc.), SRB Greenway Capital (QP), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P. (together, the “Investors”) (the “Agreement”). Pursuant to the Agreement, the Company issued and sold an aggregate of 1,444,444 shares of its common stock, no par value per share (the “Common Stock”) in a private placement to the Investors for a purchase price of $9.00 (the “Private Placement”). As part of the Private Placement, the Company also issued each Investor a warrant (together, the “Warrants”) to acquire additional shares of Common Stock (the “Warrant Shares”). The Warrants, which expire on April 26, 2012, are convertible into an aggregate of 439,541 Warrant Shares at an exercise price of $10.80 per Warrant Share.

The Private Placement, which was completed on April 26, 2007 (the “Closing Date”), resulted in gross proceeds to the Company of approximately $13 million and net proceeds of approximately $12.5 million to the Company after fees and expenses associated with the Private Placement, including a cash placement agent fee. The $9.00 purchase price was negotiated as a 8.5% discount from the average closing price of the Common Stock for the 30 consecutive trading day period prior to the Company’s execution of a term sheet with respect to the Private Placement with one of the Investors. Pursuant to the Agreement, the exercise price for the Warrant Shares was negotiated to be 120% of the $9.00 purchase price for the Common Stock.

To comply with certain rules and regulations of the NASDAQ Stock Market LLC ("NASDAQ") relating to the maximum number of shares issuable in a transaction without obtaining shareholder approval, the initial number of Warrant Shares issuable is 439,541 and the Warrants contain additional provisions limiting the issuance of Warrant Shares to avoid exceeding the limits imposed by such rules and regulations. The Company has agreed to seek shareholder approval to increase the number of Warrant Shares issuable to 505,555 and to allow issuances above the limits imposed by NASDAQ rules and regulations if certain anti-dilution provisions in the Warrants are triggered.

On the Closing Date, the Company also entered into a Registration Rights Agreement, dated as of April 26, 2007, between the Company and the Investors (the “Rights Agreement”). Pursuant to the Rights Agreement, the Company is required to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock and the Warrant Shares (the “Registration Statement”). The Company will pay all expenses incurred in connection with the filing of the Registration Statement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The sale of the Common Stock and the issuance of the Warrant to acquire Warrant Shares (collectively, the “Securities”) were conducted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D, as promulgated by the SEC under the Securities Act relative to sales by an issuer not involving any public offering. The Investors represented to us in connection with their purchase that they were accredited investors and were acquiring the Securities for investment and not distribution, that they could bear the risks of the investment and could hold the Securities for an indefinite period of time. The Investors received written disclosures that the Securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. Until the effectiveness of the Registration Statement, the Securities are deemed restricted securities for purposes of the Securities Act, and all certificates representing the shares of Common Stock issued to the Investors included appropriate legends setting forth that the Common Stock had not been registered and the applicable restrictions on transfer.

The Company is obligated to use its best efforts to file the Registration Statement covering the resale of Common Stock and the Warrant Shares within 45 business days of the Closing Date. In addition, the Company is obligated to use its best efforts to cause the SEC to declare the Registration Statement effective within 105 days of the Closing Date (or 135 days in the event that the Registration Statement is subject to review by the SEC), and the Company will be required to pay certain negotiated cash payments to the Investors in the event that the Registration Statement is not filed within 45 business days of the Closing Date or is not declared effective within 105 days of the closing date (or 135 days in the event that the Registration Statement is subject to review by the SEC).

The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including continuing the development of the PokerPro(R) system, obtaining regulatory approvals, and working capital. The Company paid a cash fee of $300,000 to Roth Capital Partners, LLC as compensation for its services as the sole placement agent for the Private Placement.

A copy of a press release regarding the announcement of the closing of the Private Placement is incorporated herein and attached hereto as Exhibit 99.1.

The description of the Private Placement and related documentation disclosed in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Form of the Warrant to Purchase Common Stock and the Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this report and are incorporated herein by reference.

The Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Agreement. Accordingly, potential investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement, dated as of April 23, 2007, by and among PokerTek, Inc. and the investors listed on the Schedule of Buyers attached thereto

4.2	Form of Warrant to Purchase Common Stock

4.3	Registration Rights Agreement, dated as of April 26, 2007, by and among PokerTek, Inc. and the Buyers listed therein

99.1	Press release, dated April 27, 2007, announcing the closing of the Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2007	POKERTEK, INC.

	By:	/s/ Christopher Daniels
Christopher Daniels, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement, dated as of April 23, 2007, by and among PokerTek, Inc. and the investors listed on the Schedule of Buyers attached thereto

4.2	Form of Warrant to Purchase Common Stock

4.3	Registration Rights Agreement, dated as of April 26, 2007, by and among PokerTek, Inc. and the Buyers listed therein

99.1	Press release, dated April 27, 2007, announcing the closing of the Private Placement